UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2013

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Waterview Boulevard
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 541-3700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 26, 2013, the Company completed the issuance and sale of $500,000,000 of senior notes (the “Notes”), consisting of $225 million 3.70% senior notes due February 26, 2023, $100 million 3.85% senior notes due February 26, 2025, $75 million 4.05% senior notes due February 26, 2028, and $100 million 4.11% senior notes due September 26, 2028 (“the Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Note Purchase Agreement entered into the same date (“2013 Note Purchase Agreement”).

The Senior Notes rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness. Curtiss-Wright intends to use the net proceeds of the offering to reduce outstanding indebtedness under the Company’s revolving credit facilities, to fund its ongoing strategic growth plan and for other general corporate purposes.

The Notes were offered and sold to institutional accredited investors in a private placement that qualified for exemption from registration under the Securities Act. The Notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Notes contain customary affirmative covenants, including, without limitation, corporate existence and power, compliance with laws, maintenance of insurance, maintenance of properties, payment of taxes, addition of subsidiary guarantors, and furnishing of quarterly and annual financial statements, quarterly compliance certificates, and notices and other information. The Notes also contain customary restrictive covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; consolidations; mergers, liquidation, dissolution; sale of assets; liens and encumbrances; contingent obligations; new subsidiaries, acquisitions; sale and leaseback transactions; conduct of business; transactions with subsidiaries, shareholders and affiliates; amendments to corporate documents; and change in fiscal year.

The 2013 Note Purchase Agreement also contains financial covenants, including, without limitation, covenants pertaining to the following:

Limitation on Consolidated Debt . The Company will not permit the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case as of the last day of each fiscal quarter of the Company, to be greater than 0.60 to 1.00.; and

Minimum Consolidated Net Worth . The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $766,816,000, plus (b) an amount equal to 50% of its aggregate Consolidated Net Income (but only if a positive number) for each completed fiscal quarter of the Company at such time ending on or after December 31, 2012.

The Notes contain customary events of default, including, without limitation, failure to make payments when due; breach of representations and warranties; default in any covenant or agreement set forth in the 2013 Note Purchase Agreement after any applicable grace period; cross default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing indebtedness in excess of $20,000,000 of the Borrower or any of its subsidiaries; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $20,000,000; dissolution; the occurrence of a termination event; or the failure to maintain minimum funding standards in any ERISA based plans.

The form of the 2013 Note Purchase Agreement is attached to this filing as Exhibit 10.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

            10.1 Form of Note Purchase Agreement

            10.2 Form of Restrictive Legend

            99. Press Release Dated February 27, 2013

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan

Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: February 27, 2013

EXHIBIT INDEX

10.1 Form of Note Purchase Agreement

10.2 Form of Restrictive Legend

99. Press Release Dated February 27, 2013